Exhibit 10.2

ELEVENTH AMENDMENT TO
THE CONNECTICUT WATER COMPANY
EMPLOYEES’ RETIREMENT PLAN
(as amended and restated as of January 1, 1997, except as otherwise provided therein)

1. The following new Section 3.4 is added to the Plan:

“3.4           Elimination of Further Participation.  Notwithstanding the foregoing, any person who commences employment with the Employer on or after January 1, 2009 shall not be eligible to participate in or accrue benefits under the Plan.  Furthermore, anyone who terminated employment with the Employer and who is rehired by the Employer on or after January 1, 2009 shall not be eligible to participate or accrue additional benefits under the Plan.”

2. The following new Article XVI is added to the Plan:

“ARTICLE XVI

LIMITATION ON BENEFITS

    16.1           The limitations of this Article XVI shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.  This Article supersedes the provisions of Sections 4.4 and 4.5.

16.2           The Annual Benefit otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit.  If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

16.3           If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a predecessor employer, the sum of the Participant's Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit.  Where the Participant's employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, then the Participant’s Annual Benefits under this Plan shall be limited so that the Maximum Permissible Benefit is not exceeded.

16.4           The application of the provisions of this Article shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant's accrued benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007.  The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 and satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Section 415 of the Code in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Income Tax Regulations.

16.5           The limitations of this Article shall be determined and applied taking into account the rules in Section 16.7.

16.6           Definitions.

(a)           Annual Benefit:

(1)           A benefit that is payable annually in the form of a straight life annuity.  Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article.  For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates.  For this purpose. the determination of whether a new starting date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d), and with regard to Section 1.415(b)-1(b)(1)(iii)(B) and (C) of the Income Tax Regulations.

(2)           No actuarial adjustment to the benefit shall be made for (A) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant's benefit were paid in another form; (B) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); or (C) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Section 417(e)(3) of the Code and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Section 415(d) of the Code.  For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

(3)           The determination of the Annual Benefit shall take into account social security supplements described in Section 411(a)(9) of the Code and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Section 1.411(d)-4, Q&A 3(c), of the Income Tax Regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.

(4)           Effective for distributions in Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a straight life annuity shall be made in accordance with subparagraphs (A) or (B) below.

(A)           Benefit Forms Not Subject to Section 417(e)(3) of the Code:  The straight life annuity that is actuarially equivalent to the Participant's form of benefit shall be determined under this subparagraph (A) if the form of the Participant's benefit is either (I) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving Spouse), or (II) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(i)           Limitation Years beginning before July 1, 2007.  For Limitation Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount:  (I) the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form: and (II) a 5 percent interest rate assumption and the Applicable Mortality Table referenced in Exhibit I of the Plan for that Annuity Starting Date.

(ii)           Limitation Years beginning on or after July 1, 2007.  For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of (I) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant's form of benefit; and (II) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in Exhibit I of the Plan for that Annuity Starting Date.

(B)           Benefit Forms Subject to Section 417(e)(3) of the Code:  The straight life annuity that is actuarially equivalent to the Participant's form of benefit shall be determined under this subparagraph (B) if the form of the Participant's benefit is other than a benefit form described in subparagraph (A).  In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(i)           Annuity Starting Date in Plan Years Beginning After 2005.  If the Annuity Starting Date of the Participant's form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (I) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using a 5.5 percent interest rate assumption and the Applicable Mortality Table defined in Exhibit I of the Plan; and (III) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using the applicable interest rate defined in Exhibit I of the Plan and the Applicable Mortality Table defined in Exhibit I of the Plan, divided by 1.05.

(ii)           Annuity Starting Date in Plan Years Beginning in 2004 or 2005.  If the Annuity Starting Date of the Participant's form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount:  (I) the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the Applicable Mortality Table defined in Exhibit I of the Plan.

(b)           Compensation:

(1)           Information required to be reported under Sections 6041, 6051, and 6052 of the Code (wages, tips, and other compensation as reported on Form W-2).  Compensation is defined as wages, within the meaning of Section 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.  Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

(2)           Except as provided herein, for Limitation Years beginning after December 31, 1991, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

(3)           For Limitation Years beginning on or after July 1, 2007, Compensation for a Limitation Year shall also include Compensation paid by the later of 2½ months after an Employee's severance from employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee's severance from employment with the Employer maintaining the Plan, if:

(A)           the payment is regular Compensation for services during the Employee's regular working hours, or Compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions. bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer; or

(B)           the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued: or

(C)           the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(4)           Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment.

(5)           Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Income Tax Regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

(6)           For Limitation Years beginning after December 31, 1997, Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Section 125(a), Section 402(e)(3), Section 402(h)(1)(B), Section 402(k), or Section 457(b) of the Code.

(7)           For Limitation Years beginning after December 31, 2000, Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

(c)           Defined Benefit Compensation Limitation:

(1)           100 percent of a Participant's High Three-Year Average Compensation, payable in the form of a straight life annuity.

(2)           In the case of a Participant who is rehired after a severance from employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant's High Three-Year Average Compensation, as determined prior to the severance from employment, or 100 percent of the Participant's High Three-Year Average Compensation, as determined after the severance from employment under paragraph (g) below.

(d)           Defined Benefit Dollar Limitation:  Effective for Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation is $160,000, automatically adjusted under Section 415(d) of the Code, effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a straight life annuity.  The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant's benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.  The automatic annual adjustment of the Defined Benefit Dollar Limitation under Section 415(d) of the Code shall not apply to Participants who have had a separation from employment.

(e)           Employer:  For purposes of this Article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations, as defined in Section 414(b) of the Code, as modified by Section 415(h), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code, as modified, except in the case of a brother-sister group of trades or businesses under common control, by Section 415(h)), or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

(f)           Formerly Affiliated Plan of the Employer:  A plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer.  For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Section 414(b) of the Code, as modified by Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(g)           High Three-Year Average Compensation:  The average compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years of service, the Participant's longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average.  A year of service is the 12-consecutive month period beginning January 1 and ending December 31.  In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant's high three-year average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.  A Participant's Compensation for a year of service shall not include Compensation in excess of the limitation under Section 401(a)(17) of the Code that is in effect for the calendar year in which such year of service begins.

(h)           Limitation Year:  The Plan Year.

(i)           Maximum Permissible Benefit:  The lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided below).

(1)           Adjustment for Less Than 10 Years of Participation or Service:  If the Participant has less than 10 Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction -- (A) the numerator of which is the number of Years (or part thereof, but not less than one year) of Participation in the Plan, and (B) the denominator of which is 10.  In the case of a Participant who has less than ten Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction -- (A) the numerator of which is the number of Years (or part thereof, but not less than one year) of Service with the Employer, and (B) the denominator of which is 10.

(2)           Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65:  Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the Annuity Starting Date of the Participant's benefit is before age 62 or after age 65.  If the Annuity Starting Date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under subparagraph (A), as modified by subparagraph (C).  If the Annuity Starting Date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under subparagraph (B), as modified by subparagraph (C).

(A)           Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:

(i)           Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount:  (a) the interest rate and the mortality table (or other tabular factor) equivalence for early retirement benefits; or (b) a 5-percent interest rate assumption and the Applicable Mortality Table as defined in Exhibit I of the Plan.

(ii)           Limitation Years Beginning on or After July 1, 2007.

(a)           Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement.  If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date as defined in Exhibit I of the Plan (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date).

(b)           Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement.  If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the lesser of the limitation determined under subparagraph (a) and the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Article.

(B)           Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:

(i)           Limitation Years Beginning Before July 1, 2007.  If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount:  (a) the interest rate and the mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits; or (b) a 5-percent interest rate assumption and the Applicable Mortality Table as defined in Exhibit I of the Plan.

(ii)           Limitation Years Beginning On or After July 1, 2007:

(a)           Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date as defined in Exhibit I of the Plan (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(b)           Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under subparagraph (i) and the Defined Benefit Dollar Limitation (adjusted under subparagraph (1) for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Article.  For this purpose. The adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(C)           Notwithstanding the other requirements of this subparagraph (2), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date.  To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made.  For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Section 417(c) of the Code, upon the Participant’s death.

(3)           Minimum benefit permitted:  Notwithstanding anything else in this paragraph (i) to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(A)           the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction – (i) the numerator of which is the Participant's number of Years (or part thereof, but not less than one year) of Service (not to exceed 10) with the Employer, and (ii) the denominator of which is 10; and

(B)           the Employer (or a predecessor employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Section 401(h) of the Code, and accounts for postretirement medical benefits established under Section 419A(d)(1) of the Code are not considered a separate defined contribution plan).

(j)           Predecessor Employer:  If the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer is a Predecessor Employer with respect to the Participant in the Plan.  A former entity that antedates the Employer is also a Predecessor Employer with respect to a Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(k)           Severance from Employment:  An Employee has a severance from employment when the Employee ceases to be an Employee of the Employer maintaining the Plan.  An Employee does not have a severance from employment if, in connection with a change of employment, the Employee's new employer maintains the Plan with respect to the Employee.

(l)           Year of Participation:  The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met:  (1) the Participant is credited with at least the number of hours of service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period.  If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period.  A Participant who is permanently and totally disabled within the meaning of Section 415(c)(3)(C)(i) of the Code for an accrual computation period shall receive a Year of Participation with respect to that period.  In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later that the last day of such accrual computation period.  In no event shall more than one Year of Participation be credited for any 12-month period.

(m)           Year of Service:  For purposes of paragraph (g), the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of Hours of Service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, taking into account only service with the Employer or a Predecessor Employer.

16.7           Other Rules.

(a)           Benefits Under Terminated Plans.  If a defined benefit plan maintained by the employer has terminated with sufficient assets for the payment of benefit liabilities of all plan Participants and a Participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant's benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Article.  If there are not sufficient assets for the payment of all participants' benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the participant under the terminated plan.

(b)           Benefits Transferred From the Plan.  If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c) of the Income Tax Regulations, the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan).  If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A 3(c), of the Income Tax Regulations, the transferred benefits are treated by the Employer's plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants' benefit liabilities under the Plan.  If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, the amount transferred is treated as a benefit paid from the transferor plan.

(c)           Formerly Affiliated Plans of the Employer.  A formerly affiliated plan of an employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants' benefit liabilities under the plan and had purchased annuities to provide benefits.

(d)           Plans of a Predecessor Employer.  If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a Predecessor Employer, the Participant's benefits under a plan maintained by the Predecessor Employer shall be treated as provided under a plan maintained by the Employer.  However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay Participants' benefit liabilities under the plan, and had purchased annuities to provide benefits;  the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the Predecessor Employer.

(e)           The limitations of this Article shall be determined and applied taking into account the rules in Section 1.415(f)-1(d), (e) and (h) of the Income Tax Regulations.

(f)           Aggregation with Multiemployer Plans.

(1)           If the Employer maintains a multiemployer plan, as defined in Section 414(f) of the Code, and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this Article.

(2)           Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the Defined Benefit Compensation Limitation to a plan which is not a multiemployer plan.

(g)           The increased limitations on benefits pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) shall not apply to any Participant who does not complete at least one Hour of Service after December 31, 2001.”

3. Except as hereinabove modified and amended, the Plan as amended shall remain in full force and effect.

CERTIFICATE

The undersigned hereby certifies that The Connecticut Water Company Employees' Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Board of Directors of The Connecticut Water Company by an Eleventh Amendment on November 21, 2008, and the Plan, as so amended, is in full force and effect.

Date: November 21, 2008	By: /s/ Daniel J. Meaney Title: Secretary